Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Goldvale Resourses, Inc. for the period ending September 30, 2008, I, Brian Renda, Chief Executive Officer of Goldvale Resourses, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report of Form 10-Q for the period ending September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q for the period ended September 30, 2008, fairly represents in all material respects, the financial condition and results of operations of Goldvale Resourses Inc.

Date: November 11, 2008

Goldvale Resourses, Inc.

By: /s/ Brian Renda
Brian Renda Chief Executive Officer Chief Financial Officer